Exhibit 21

Subsidiaries of Dean Foods Company

As of December 31, 2012

Legal Name	Jurisdiction of Organization	Owner	% Ownership
Alta-Dena Certified Dairy, LLC	DE	Dean West, II, LLC	100.00%
Azuis Holding B.V.	Netherlands	Dean International Holding Company	100.00%
Alpro GmbH	Germany	Alpro European Holdings, Sarl	100.00%
Alpro Comm.VA	Belgium	Dean Foods European Holdings, Sarl.	>99.00%
		Alpro Holdings, BVBA	<1.00%
Alpro European Holdings, Sarl	Luxembourg	Alpro Comm.VA	100.00%
Alpro Holdings, BVBA	Belgium	Dean Foods European Holdings, Sarl.	>99.00%
		WhiteWave European Management Holdings, SCS	<1.00%
Alpro Soja Nederland BV	Netherlands	Alpro European Holdings, Sarl	100.00%
Alpro (UK) Limited	United Kingdom	Alpro European Holdings, Sarl	100.00%
Berkeley Farms, LLC	CA	Dean West II, LLC	100.00%
Cascade Equity Realty, LLC	DE	Suiza Dairy Group, LLC	100.00%
Creamer Nation, LLC	DE	WWF Operating Company	100.00%
Country Fresh, LLC	MI	Dean East, LLC	100.00%
Dairy Group Receivables GP II, LLC	DE	Dean Dairy Holdings, LLC	100.00%
Dairy Group Receivables GP, LLC	DE	Suiza Dairy Group, LLC	100.00%
Dairy Group Receivables II, L.P.	DE	Dean Dairy Holdings, LLC	99.90%
		Dairy Group Receivables GP, LLC	00.10%
Dairy Group Receivables, L.P.	DE	Suiza Dairy Group, LLC	99.90%
		Dairy Group Receivables GP, II, LLC	00.10%
Dairy Information Systems Holdings, LLC	DE	Suiza Dairy Group, LLC	100.00%
Dairy Information Systems, LLC	DE	Dairy Information Systems Holdings, LLC	100.00%
Dean Dairy Holdings, LLC	DE	Dean Holding Company	100.00%
Dean East II, LLC	DE	Dean Dairy Holdings, LLC	100.00%
Dean East, LLC	DE	Suiza Dairy Group, LLC	100.00%
Dean Foods European Holdings, Sarl.	Luxembourg	WhiteWave European Management Holdings, SCS	100.00%
Dean Foods North Central, LLC	DE	Dean East II, LLC	100.00%
Dean Foods of Southern California, LLC	DE	Suiza Dairy Group, LLC	100.00%
Dean Foods of Wisconsin, LLC	DE	Suiza Dairy Group, LLC	100.00%
Dean Holding Company	WI	Dean Foods Company	100.00%
Dean Intellectual Property Services II, Inc.	DE	DIPS Limited Partner II	100.00%
Dean International Holding Company	DE	Dean Foods Company	100.00%
Dean Management, LLC	DE	Dean Foods Company	100.00%
Dean Puerto Rico Holdings, LLC	DE	Dean Foods Company	100.00%
Dean Services, LLC	DE	Dean Management, LLC	100.00%
Dean Transportation, Inc.	OH	Dean Dairy Holdings, LLC	100.00%
Dean West II, LLC	DE	Dean Dairy Holdings, LLC	100.00%
Dean West, LLC	DE	Suiza Dairy Group, LLC	100.00%
DFC Aviation Services, LLC	DE	Dean Management, LLC	100.00%
DFC Energy Partners, LLC	DE	Dean Foods Company	100.00%
DGI Ventures, Inc.	DE	Dean Foods Company	100.00%
DIPS Limited Partner II	DE	Dean Holding Company	100.00%
Franklin Holdings, Inc.	DE	Dean Foods Company	100.00%
Franklin Plastics, Inc	DE	Franklin Holdings, Inc.	99.50%
Fresh Dairy Delivery, LLC	DE	Dean Transportation, Inc.	100.00%
Friendship Dairies, LLC	DE	Morningstar Foods, LLC	100.00%
Gandy’s Dairies, LLC	DE	Dean West II, LLC	100.00%
Garelick Farms, LLC	DE	Dean East, LLC	100.00%
Horizon Organic Dairy Limited	United Kingdom	Horizon Organic International, Inc.	100.00%
Horizon Organic Dairy, LLC	DE	WWF Operating Company	100.00%
Horizon Organic International Holding Company	DE	Horizon Organic International, Inc.	95.50%
		Horizon Organic Dairy Limited	4.50%
Horizon Organic International, Inc.	DE	WWF Operating Company	100.00%
Importadora y Distribuidora Dean Foods, S.A. de C.V.	Mexico	Tenedora Dean Foods Internacional, S.A. de C.V.	99.00%
		Dean Dairy Holdings, LLC	1.00%
Kohler Mix Specialties of Minnesota, LLC	DE	Marathon Dairy Investment Corp.	15.0%
		Morningstar Foods, LLC	85.0%
Kohler Mix Specialties, LLC	DE	Marathon Dairy Investment Corp.	05.0%
		Morningstar Foods, LLC	95.0%
Land-O-Sun Dairies, LLC	DE	Dean East, LLC	80.0%
		Dean Foods Company	20.0%
Marathon Dairy Investment Corp.	MN	Morningstar Foods, LLC	100.00%
Mayfield Dairy Farms, LLC	DE	Dean East II, LLC	100.00%
Meadow Farms Limited	United Kingdom	Horizon Organic Dairy Limited	100.00%
Midwest Ice Cream Company, LLC	DE	Dean East II, LLC	100.00%
Model Dairy, LLC	DE	Dean West, LLC	100.00%
Morningstar Foods, LLC	DE	Suiza Dairy Group, LLC	100.00%
Morningstar Receivables GP, LLC	DE	Suiza Dairy Group, LLC	100.00%
Morningstar Receivables, L.P.	DE	Suiza Dairy Group, LLC	99.90%
		Morningstar Receivables GP, LLC	0.10%
RDairy Holding Limited	United Kingdom	RDH, LLC	100.00%
RDH, LLC	DE	Alpro (UK) Limited	100.00%
Reeves Street, LLC	DE	WWF Operating Company	100.00%

Legal Name	Jurisdiction of Organization	Owner	% Ownership
Reiter Dairy, LLC	DE	Dean East II, LLC	100.00%
Sampson Ventures, LLC	DE	Suiza Dairy Group, LLC	100.00%
Shenandoah’s Pride, LLC	DE	Garelick Farms, LLC	100.00%
Silk Operating Company, LLC	DE	WWF Operating Company	100.00%
Sofine Foods BV	Netherlands	Alpro European Holdings, Sarl	100.00%
Sojinal SAS	France	Alpro European Holdings, Sarl	100.00%
Southern Foods Group, LLC	DE	Dean West, LLC	100.00%
Suiza Dairy Group, LLC	DE	Dean Foods Company	100.00%
Tenedora Dean Foods Internacional, S.A. de C.V.	Mexico	Dean West II, LLC	99.98%
		Dean Holding Company	0.02%
The WhiteWave Foods Company	DE	Dean Foods Company	86.7% Economic Interest and 98.5% Voting Interest
Tuscan/Lehigh Dairies, Inc.	DE	Garelick Farms, LLC	100.00%
Verifine Dairy Products of Sheboygan, LLC	WI	Dean East II, LLC	100.00%
WhiteWave European Management Holdings, SCS	Luxembourg	WhiteWave International Management Holdings, SCS	>99.00%
		WhiteWave European Management, LLC	<1.00%
WhiteWave European Management, LLC	DE	WhiteWave International Management Holdings, SCS	100.00%
WhiteWave International Management Holdings, SCS	Luxembourg	Horizon Organic International Holding Company	>99.00%
		WhiteWave International Management, LLC	<1.00%
WhiteWave International Management, LLC	DE	Horizon Organic International Holding Company	100.00%
WhiteWave Receivables GP, LLC	DE	WWF Operating Company	100.00%
WhiteWave Receivables, L.P.	DE	WWF Operating Company	99.90%
		WhiteWave Receivables GP, LLC	0.10%
WhiteWave Services, Inc.	DE	WWF Operating Company	100.00%
WWF Operating Company	DE	The WhiteWave Foods Company	100.00%

Merged out of existence 01-01-2013
Morningstar Entites sold to Saputo 01-03-2013
WhiteWave Entities